                                 SCHEDULE 14A
                                (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement              / / Confidential, for Use of the
/X/ Definitive Proxy Statement                   Commission Only (as permitted
/ / Definitive Additional Materials              by Rule 14a-6(e)(2))
/ / Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12

                             ANGELICA CORPORATION
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

    /X/ No fee required.

    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

    (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

--------------------------------------------------------------------------------

    (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

--------------------------------------------------------------------------------

    (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

--------------------------------------------------------------------------------

    (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

--------------------------------------------------------------------------------

    (5) TOTAL FEE PAID:

--------------------------------------------------------------------------------

    / / Fee paid previously with preliminary materials.

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

--------------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

    (3) Filing Party:

--------------------------------------------------------------------------------

    (4) Date Filed:

--------------------------------------------------------------------------------

                       [Angelica Logo]

Dear Shareholder:

    It is my pleasure to invite you to Angelica's 2002 Annual Meeting of Shareholders at 10:00 a.m. on Wednesday, May 29, 2002, at the Saint Louis Club, 14th Floor, 7701 Forsyth Boulevard, Clayton, Missouri. In addition to the formal items of business to be brought before the meeting, members of management will review Angelica's performance and answer your questions. Enclosed with this proxy statement are your proxy card and the Fiscal 2002 Annual Report to Shareholders.

    I look forward to seeing you on May 29, 2002 and would like to take this opportunity to remind you that your vote is important.

                                 Sincerely,

                                 /s/ Don W. Hubble

                                 Don W. Hubble
                                 Chairman, President
                                 and Chief Executive Officer

April 29, 2002
424 South Woods Mill Road
Chesterfield, Missouri 63017-3406

                         TABLE OF CONTENTS
                         -----------------

Notice of Annual Meeting....................................    1

General Information.........................................    2

Election of Directors.......................................    5

    Structure of the Board..................................    5

    Nominees for Terms Ending in 2005.......................    5

    To Continue in Office Until 2003........................    6

    To Continue in Office Until 2004........................    6

    Meetings and Committees of the Board....................    7

    Director Compensation...................................    8

Stock Ownership of Certain Beneficial Owners................    9

Stock Ownership of Management...............................   10

Section 16(a) Beneficial Ownership Reporting Compliance.....   11

Audit Committee Report......................................   11

Compensation and Organization Committee Report on Executive
  Compensation..............................................   12

Summary Compensation Table..................................   14

Employment Contracts and Termination of Employment and
  Change-in-Control Arrangements............................   15

Retirement Plans............................................   17

Stock Options...............................................   18

    Option Grants in Last Fiscal Year.......................   18

    Aggregated Option Exercises in Last Fiscal Year and
     Fiscal Year-End Option Values..........................   19

Stock Performance Graph.....................................   19

Information About Shareholder Proposals.....................   20

Requests for Copies of Form 10-K............................   20

Appendix A - Charter of the Audit Committee.................  A-1

                      [Angelica Logo]


424 South Woods Mill Road
Chesterfield, MO 63017-3406

              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            Date:   Wednesday, May 29, 2002
                            Time:   10:00 a.m.
                            Place:  Saint Louis Club, 14th Floor
                                    7701 Forsyth Boulevard
                                    Clayton, Missouri

MATTERS TO BE VOTED ON:

    1. Election of two Directors to serve for three-year terms.

    2. Any other matters that may be properly brought before the meeting or any adjournment thereof.

This proxy statement, proxy card and the Fiscal 2002 Annual Report to Shareholders were distributed to shareholders on or about April 29, 2002.

                                 By order of the Board of Directors,

                                 /s/ Steven L. Frey

                                 Steven L. Frey
                                 Vice President, General
                                 Counsel and Secretary

April 29, 2002
St. Louis, Missouri

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. SHAREHOLDERS OF RECORD ALSO HAVE THE OPTION OF VOTING BY TELEPHONE OR INTERNET, AS DESCRIBED ON THE PROXY CARD.

                        GENERAL INFORMATION

WHO CAN VOTE

    Shareholders of Angelica Corporation as of the close of business on March 29, 2002 are entitled to vote at the annual meeting. On March 29, 2002, 8,621,006 shares of the Company's common stock were issued and outstanding. Each share of common stock is entitled to one vote on each matter to be considered at the meeting.

HOW MANY VOTES DO I HAVE

    You may vote all of the shares of Angelica common stock that you owned at the close of business on March 29, 2002, the record date for the annual meeting. These shares include:

    * Shares held directly in your name as the "shareholder of record";

    * Shares held for you as the beneficial owner through a broker, bank or other nominee in "street name"; and

    * Shares credited to your account in the dividend reinvestment plan and employee benefit plans and your savings plan account held in custody by the trustee, UMB Bank, N.A.

    The enclosed proxy card shows the number of shares which you are entitled to vote.

    If you receive more than one proxy card, it is an indication that your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all of your shares are voted. To provide better shareholder services, we encourage you to have all accounts registered in the same name or names and address. You may do this by contacting our transfer agent, UMB Bank, N.A. at 1-800-884-4225.

    Shareholders do not have the right to cumulate their votes for one or more of the Directors standing for election. Your individual vote is confidential and will not be disclosed to third parties.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF
RECORD AND AS A BENEFICIAL OWNER

    Many shareholders hold their shares through a broker, bank or other nominee in "street name" rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

SHAREHOLDERS OF RECORD

    If your shares are registered directly in your name with the transfer agent, UMB Bank, N.A., you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you.

BENEFICIAL OWNER

    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you bring with you a legal proxy from the shareholder of record. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

HOW DO I VOTE BY PROXY

    Registered shareholders may vote by telephone, internet or mail. Telephone and internet voting information is provided on the proxy card. A proxy control number, located on the proxy card, is designed to verify your identity, allow you to vote your shares and confirm that your voting instructions have been properly recorded. Voting by telephone or internet will help us reduce costs.

    * Voting by telephone

      In the U.S. and Canada, you may call toll-free 1-800-758-6973. Telephone voting is available 24 hours a day, 7 days a week until 5:00 p.m., CDT, May 28, 2002. If you vote by telephone, you do not need to return your proxy card.

    * Voting by internet

      You may also choose to vote via the internet at http://www.eproxyvote.com/agl. Internet voting is available
      24 hours a day, 7 days a week until 5:00 p.m., CDT, May 28, 2002. If you vote via the internet, you do not need to return your proxy card.

    * Voting by mail

      If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it to UMB Bank, N.A. in the postage-paid envelope provided.

    If your shares are held in street name, you will need to follow the voting instructions on the form you receive from your broker, bank or other nominee. The availability of telephone and internet voting will depend on their voting processes.

MAY I REVOKE MY PROXY

    You may revoke your proxy:

    * by submitting another proxy by telephone, internet or mail;

    * by notifying the Corporate Secretary in writing before the meeting that you have revoked your proxy; or

    * by voting by ballot at the meeting.

HOW PROXIES WORK

    The Board of Directors is asking for your proxy. By submitting your proxy to us, you authorize the persons designated as proxies by the Board to vote your shares at the meeting in the manner you direct. You may vote for both, one or neither of the nominees for Director. If you return your signed proxy card but do not indicate your voting preferences, the designated proxies will vote, on your behalf, FOR each of the nominees for Director. The Board of Directors recommends you vote FOR the election of each of the Directors.

REQUIRED VOTES

    A majority of the issued and outstanding shares entitled to vote must be represented at the meeting in person or by proxy in order to have a quorum. If a quorum is present at the meeting, then the two nominees in the class receiving the highest number of votes cast for Director will be elected to serve three-year terms expiring in 2005. If you withhold votes in the election of Directors, your shares will be counted as present at the meeting for quorum purposes. Because the votes to elect Directors are based upon a plurality of the votes cast, votes withheld will not affect the outcome of the vote. Proxies submitted by brokers that do not indicate a vote for a proposal because they have no discretionary voting authority and have not received instructions as to how to vote on the proposal (so-called "broker nonvotes") are not considered as represented at the meeting and will not affect the outcome of the vote.

    Proxies will be inspected and tabulated by UMB Bank, N.A., our transfer agent.

ATTENDING THE ANNUAL MEETING

    When you vote, indicate if you plan to attend the meeting. You will need proof of ownership to be admitted to the meeting if you are a beneficial owner of common stock held by a broker, bank or other nominee. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your common stock held in street name in person, you will have to obtain a proxy in your name from the registered holder.

SOLICITATION OF PROXIES

    Proxy materials were first mailed to shareholders on or about April 29, 2002. We have hired Georgeson Shareholder to assist in the distribution of proxy materials and solicitation of votes at a cost of approximately $7,000, plus out-of-pocket expenses. We will bear the entire cost of solicitation of proxies. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding the proxy materials to the beneficial owners of common stock. Officers and regular employees may also solicit proxies, but they will not be specifically compensated for such services.

INDEPENDENT PUBLIC ACCOUNTANTS

    On April 15, 2002, we engaged Deloitte & Touche LLP to serve as our independent auditors for fiscal 2003, replacing Arthur Andersen LLP as our independent auditors. The Board of Directors approved the decision to change independent auditors upon the recommendation of our Audit Committee.

    The audit reports of Arthur Andersen LLP on our consolidated financial statements as of and for fiscal 2002 and fiscal 2001 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

    During fiscal 2002 and fiscal 2001 and the interim period through the date hereof:

    * there was no disagreement between us and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure with regard to our consolidated financial statements, which disagreement, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of such disagreement in its report;

    * no reportable events (as described under Item 304(a)(1)(v) of Regulation S-K of the Securities Exchange Act of 1934 (the
      "Act")) have occurred; and

    * we did not engage Deloitte & Touche LLP for any auditing work or consulting on any matter or event set forth in
      Item 304(a)(2)(i) or (ii) of Regulation S-K of the Act.

    Representatives of Deloitte & Touche LLP are expected to be present at the meeting. These representatives may make a statement if they so desire, and will be able to respond to appropriate questions by shareholders.

OTHER MATTERS

    At the time this proxy statement was printed, we knew of no other matters to be presented or acted upon at the meeting. Under our by-laws, no business other than that stated in the meeting notice may be transacted at any meeting of shareholders unless the matter is properly delivered to our Secretary in the manner set forth under "Information About Shareholder Proposals." If any other matter is presented at the meeting on which a vote may properly be taken, the shares represented by valid proxies will be voted in accordance with the judgment of the person or persons designated as proxies on the proxy card.

                       ELECTION OF DIRECTORS
                       (Item 1 on Proxy Card)

STRUCTURE OF THE BOARD

    Our by-laws provide for a Board of Directors that is divided into three classes. The classes have three-year terms with one class standing for election each year for a three-year term. Vacancies on the Board may be filled by persons elected by a majority of the remaining Directors. A Director elected by the Board to fill a vacancy or a new directorship created by an increase in the size of the Board serves until the next election of Directors by the shareholders.

    Our Board of Directors has nominated two individuals, both of whom are currently Directors, for election as Directors at the meeting. Mr. Charles W. Mueller and Dr. William A. Peck have each been nominated to serve in the class of Directors to be elected to a three-year term expiring in 2005.

    All of our Directors, with the exception of Mr. Hubble, are non-employee Directors. Our Board believes that all of the non-employee Directors act independently from management, do not have any relationships that would interfere with their free exercise of judgment, and are eligible to serve on the Audit Committee, the Corporate Governance and Nominating Committee, and the Compensation and Organization Committee under the rules and regulations of the Securities and Exchange Commission, the New York Stock Exchange and the Internal Revenue Service.

    The Board is not aware that any nominee named in this proxy statement will be unwilling or unable to serve as a Director. If, however, a Director is unable to stand for election, the Board may, by resolution, amend the by-laws to provide for a lesser number of Directors or designate a substitute. In the latter event, shares represented by proxies which do not indicate voting preferences may be voted for the substitute nominee.

    The election of Directors is based upon a plurality of the votes cast in each class of Directors. The two persons with the highest vote totals in the class of Directors to serve a three-year term expiring in 2005 will be elected in this class.

    Information concerning each of the Directors standing for election or continuing in office is presented below.

NOMINEES FOR TERMS ENDING IN 2005

CHARLES W. MUELLER                               Director since 1996

    Mr. Mueller, age 63, is Chairman and Chief Executive Officer of Ameren Corporation and its subsidiary, Union Electric Company
(d/b/a AmerenUE), a local electric utility. He has served at Ameren Corporation in these positions as well as President since its formation on December 31, 1997, as President of Union Electric since 1993 and as its Chief Executive Officer since 1994. Mr. Mueller relinquished his position as President of Ameren Corporation and Union Electric in 2001. During his career at Union

Electric, he also served as Treasurer, Vice President-Finance and Senior Vice President-Administrative Services. Mr. Mueller serves as Chairman of the Federal Reserve Bank of St. Louis.

WILLIAM A. PECK, M.D.                            Director since 1996

    Dr. Peck, age 68, has been Dean of the School of Medicine since 1989 and Executive Vice Chancellor for Medical Affairs, Washington University since 1993. Dr. Peck is a director of Allied Healthcare Products, Inc., Hologic, Inc., Reinsurance Group of America
Incorporated and TIAA-CREF Trust Company.

TO CONTINUE IN OFFICE UNTIL 2003

DAVID A. ABRAHAMSON                              Director since 1997

    Mr. Abrahamson, age 62, is a consultant to Cardinal Health Inc., a diversified health services company. Mr. Abrahamson retired as Chairman of Medicine Shoppe International, Inc., a retail drug store franchiser, on June 30, 2000, after serving as Chairman of that company from March 1, 2000 to June 30, 2000, and as President and Chief Executive Officer from May, 1990 to March 1, 2000.
Mr. Abrahamson also served as Executive Vice President of Cardinal Health Inc. from August, 1996 to April, 1999.

ALAN C. HENDERSON                                Director since 2001

    Mr. Henderson, age 56, has been President and Chief Executive Officer and a Director of RehabCare Group, Inc., provider of temporary healthcare staffing and of specialty rehabilitation and therapy programs in hospitals and nursing homes, since June 1, 1998. Mr. Henderson served as Executive Vice President and Chief Financial Officer of RehabCare Group, Inc. from March, 1991 until June 1, 1998, and as Secretary from June, 1991 through June, 1998.
Mr. Henderson is a Director of General American Capital Corporation and Reinsurance Group of America, Incorporated.

STEPHEN M. O'HARA                                Director since 2000

    Mr. O'Hara, age 47, has been Chairman and Chief Executive
Officer of Rawlings Sporting Goods Co., Inc., a seller of athletic equipment and uniforms, since November, 1998. He served as President of Specialty Catalog Corp., a direct marketer of specialty niche products, from November, 1994 to August, 1998.

TO CONTINUE IN OFFICE UNTIL 2004

SUSAN S. ELLIOTT                                 Director since 1998

    Ms. Elliott, age 64, is Chairman and Chief Executive Officer of Systems Service Enterprises, Inc., an information technology solutions provider company, which she founded in 1966. Ms. Elliott is a past Chairman of the Federal Reserve Bank of St. Louis and currently serves as a Director of AAA Missouri.

DON W. HUBBLE                                    Director since 1998

    Mr. Hubble, age 62, joined Angelica Corporation as Chairman, President and Chief Executive Officer on January 1, 1998. Mr. Hubble was President of National Service Industries, Inc., a company engaged in the textile rental business and the manufacture of commercial and custom envelopes, from 1994 to 1996. He also served as Chief Operating Officer of National Service Industries, Inc. from 1993 to 1996 and Executive Vice President from 1988 to 1994. From late 1996 through 1997, Mr. Hubble served on the Board of Directors of eShare Technologies, Inc. and was active in business consulting. Mr. Hubble is a Trustee of Maryville University.

KELVIN R. WESTBROOK                              Director since 2001

    Mr. Westbrook, age 46, is President and Chief Executive Officer of Millennium Digital Media LLC, a broadband services company, which he co-founded in May, 1997. He was self-employed as an attorney, consultant and investor from April, 1996 to April, 1997. Mr. Westbrook also founded LEB Communications and served as its Chairman and President from February, 1994 to March, 1996. Previously, he was a Partner of the law firm of Paul, Hastings, Janofsky & Walker, New York.

MEETINGS AND COMMITTEES OF THE BOARD

    Our Board of Directors met a total of eight times during the fiscal year ended January 26, 2002. In addition to meetings of the full Board, Directors attended meetings of Board Committees. All of the Directors attended at least 75% of the total meetings which were held by the Board and the Committees and which each respective Director was eligible to attend, except for Ms. Elliott who was out of the country during several of the meetings.

    In order to fulfill its responsibilities, our Board delegates to its four Committees the authority to consider certain matters and report to the Board with appropriate recommendations. To enhance the effectiveness of the Committees:

    * All but the Executive Committee are chaired by a non-employee
      Director.

    * Reports of Committee activities are given at each Board meeting following Committee action.

    Descriptions of the principal functions of the Committees, the current membership of the Committees, and the number of meetings held during Fiscal year 2002 are as follows:

AUDIT COMMITTEE

Members:                                 David A. Abrahamson (Chairman)
                                         Alan C. Henderson
                                         William A. Peck
                                         Kelvin R. Westbrook
                                         (all non-employee Directors)

Number of Meetings:                      Four

Functions:                               In compliance with its Charter, reviews our auditing,
                                         accounting, financial reporting and internal control
                                         functions and monitors compliance with our Code of
                                         Conduct. This Committee also recommends the firm of
                                         independent public accountants for the next fiscal year.

COMPENSATION AND ORGANIZATION COMMITTEE

Members:                                 Stephen M. O'Hara (Chairman)
                                         Susan S. Elliott
                                         Alan C. Henderson
                                         Charles W. Mueller
                                         (all non-employee Directors)

Number of Meetings:                      Four

Functions:                               Reviews and approves executive compensation and
                                         employee benefit plans and programs, including their
                                         establishment, modification and administration.

                                 7



EXECUTIVE COMMITTEE

Members:                                 Don W. Hubble (Chairman)
                                         David A. Abrahamson
                                         Charles W. Mueller
                                         William A. Peck
                                         Kelvin R. Westbrook
                                         (a majority of non-employee Directors)

Number of Meetings:                      Three

Functions:                               Acts on behalf of the Board whenever the Board is not in
                                         session.

CORPORATE GOVERNANCE AND NOMINATING
  COMMITTEE

Members:                                 Charles W. Mueller (Chairman)
                                         Susan S. Elliott
                                         Stephen M. O'Hara
                                         Kelvin R. Westbrook
                                         (all non-employee Directors)

Number of Meetings:                      Three

Function:                                Recommends nominees for election as Director, recommends
                                         nominees for Board Committee appointment, considers
                                         nominees for Director recommended by shareholders and
                                         recommends candidates for appointment as corporate
                                         officers.

DIRECTOR COMPENSATION

    Mr. Hubble does not receive compensation for serving as Director. Non-employee Directors are compensated as follows:

Annual Board retainer.......................................  $16,000
Board attendance fee (per meeting)..........................    1,250
Telephone Board and Committee Meeting fee (per meeting).....      450
Committee attendance fee (per meeting)......................      700

    The annual Board retainer fee is paid in shares of our common stock pursuant to the Non-Employee Directors Stock Plan (described below). In addition, each non-employee Director receives grants of shares of common stock and options to purchase shares of common stock each year under the Non-Employee Directors Stock Plan.

    NON-EMPLOYEE DIRECTORS STOCK PLAN. Under this plan, each non-employee Director receives 100% of his or her annual Board retainer fee in shares of common stock based upon the fair market value of the stock on the date of the annual meeting. A portion of the shares received as the annual Board retainer fee will be forfeited if the Director serves less than ten months after the annual meeting. In addition, each non-employee Director receives a grant of 100 shares of common stock each year under the plan. New non-employee Directors receive, upon initial election to the Board, 400 shares of common stock. Stock granted under the plan, other than shares granted as the annual Board retainer fee, is forfeitable until earned out pursuant to a schedule based upon years of participation in the plan and the Director's age at the time of entering the plan. Options to purchase 2,000 shares of common stock are also

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

granted annually under the plan to each non-employee Director. The option price of these shares is 100% of the fair market value of the shares on the date of the annual meeting. The options typically vest and become exercisable ratably over four to five years and will vest and become exercisable in full upon a non-employee Director's retirement.

    DEFERRED COMPENSATION OPTION PLAN FOR NON-EMPLOYEE DIRECTORS. Two current Directors have elected to participate in the Deferred
Compensation Option Plan for Non-Employee Directors. Upon election to the Board, a Director may, at his or her election, defer $5,000 to $10,000 of Board meeting and Committee meeting fees annually for a period not to exceed four years. In exchange, the Director is entitled to receive at retirement, a retirement benefit payment payable over 15 years following his or her retirement. The amount of the retirement benefit is a function of the amount of compensation deferred and certain actuarial factors.

            STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The table below lists those persons known by us to own five percent or more of the outstanding shares of common stock as of March 29, 2002:

                                                          BENEFICIALLY OWNED DIRECTLY
                                                                 OR INDIRECTLY
                                                          ---------------------------
                                                           SHARES OF         PERCENT
     NAME AND ADDRESS OF BENEFICIAL OWNER                 COMMON STOCK       OF CLASS
     ------------------------------------                 ------------       --------
     First Pacific Advisors, Inc.(1)...............        1,478,100          17.2%
     11400 Olympic Boulevard
     Los Angeles, CA 90064

     William D. Witter, Inc.(2)....................          478,199           5.5%
     One Citicorp Center
     153 East 53rd Street
     New York, NY 10022

     Reed Conner & Birdwell LLC(3).................          432,994           5.0%
     11111 Santa Monica Boulevard, Suite 1700
     Los Angeles, CA 90025

-------
(1)    Stated information is based on a Schedule 13G, dated February 12, 2002, filed with the Securities and
       Exchange Commission. First Pacific Advisors, Inc., an investment advisor registered under Section 203 of the
       Investment Advisers Act of 1940, has shared voting power as to 703,800 shares and shared dispositive power as to 1,478,100 shares. A separate Schedule 13G, dated February 12, 2002, was also filed for FPA Capital Fund,
       Inc., an investment company, which has sole voting power and shared dispositive power as to 504,300 shares, which shares are included in the number of shares shown as beneficially owned by First Pacific Advisors, Inc.

(2)    Stated information is based on a Schedule 13G, dated February 13, 2002, filed with the Securities and
       Exchange Commission. William D. Witter, Inc., an investment advisor registered under Section 203 of the
       Investment Advisers Act of 1940, has sole voting power as to 476,599 shares and sole dispositive power as to
       478,199 shares.

(3)    Stated information is based on a Schedule 13G, dated February 14, 2002, filed with the Securities and
       Exchange Commission. Reed Conner & Birdwell, LLC, an investment advisor registered under Section 203 of the
       Investment Advisers Act of 1940, has sole voting and dispositive power as to 432,994 shares.

                   STOCK OWNERSHIP OF MANAGEMENT

    The table below shows the number of shares of common stock beneficially owned as of March 29, 2002, by each Director, each nominee for election as a Director, each executive officer listed in the Summary Compensation Table, and all Directors and executive officers as a group. As of March 29, 2002, each Director and executive officer named beneficially owned less than one percent, except for Mr. Hubble who owned 2.2%. The Directors and executive officers as a group owned 5.4% of the Company's common stock. All percentages include options that are exercisable within 60 days after March 29, 2002.

                                                                   NUMBER OF SHARES BENEFICIALLY
                                                                    OWNED DIRECTLY OR INDIRECTLY
                                                                        AS OF MARCH 29, 2002
                                                             ------------------------------------------
                                                                               OBTAINABLE
                                                                                THROUGH
                                                                              STOCK OPTION
                                                             OWNED(1)(2)       EXERCISE(3)       TOTAL
                                                             -----------      ------------      -------

David A. Abrahamson....................................          7,113            3,000          10,113
Paul R. Anderegg.......................................         15,829           15,000          30,829
Theodore M. Armstrong..................................         18,920(4)        61,250          80,170
Susan S. Elliott.......................................          6,395            2,680           9,075
Alan C. Henderson......................................          2,227               --           2,227
Don W. Hubble..........................................         58,067(5)       133,750         191,817
Charles W. Mueller.....................................          9,030(6)         5,800          14,830
Stephen M. O'Hara......................................          3,456               --           3,456
William A. Peck........................................          6,656            5,800          12,456
Denis R. Raab..........................................             --           15,500          15,500
Edward P. Ryan.........................................         16,000           17,000          33,000
Kelvin R. Westbrook....................................          2,537               --           2,537
All Executive Officers and Directors as a group
  (16 persons).........................................        158,644          329,530         488,174

-------
(1)    Except as otherwise indicated, each individual has sole voting and dispositive power over the shares listed beside his or her name.

(2)    Includes 800 shares for Mr. Abrahamson, 800 shares for Ms. Elliott, 500 shares for Mr. Henderson, 1,000 shares for Mr. Mueller, 500 shares for Mr. O'Hara, 1,000 shares for Dr. Peck, and 500 shares for Mr.
       Westbrook, all held under the Non-Employee Directors Stock Plan. With respect to these shares, the named
       Directors have sole voting power and no current dispositive power, except for 500 shares held by Dr. Peck of which he has sole voting and dispositive power.

(3)    Includes only those stock options exercisable within 60 days after March 29, 2002.

(4)    Mr. Armstrong disclaims beneficial ownership of 200 shares included above which are held by a trust for his father of which he is co-trustee.

(5)    Mr. Hubble disclaims beneficial ownership of 1,000 shares included above which are held by his wife.

(6)    Mr. Mueller disclaims beneficial ownership of 9,030 shares included above which are held by his wife's living trust.

      SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based on our records and other information, we believe that all SEC filing requirements applicable to our Directors and executive officers were complied with in fiscal 2002.

    Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, or the Securities Exchange Act of 1934, each as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following Audit Committee Report, the Compensation and Organization Committee Report on Executive Compensation and the Stock Performance Graph on page 19 shall not be incorporated by reference into any future filings.

                       AUDIT COMMITTEE REPORT

    The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of this charter is included in this proxy statement as Appendix A. The Committee is composed of four Directors who are independent as that term is defined in the New York Stock Exchange's listing standards. The Committee recommends to the Board of Directors the selection of our independent accountants.

    Management is responsible for our financial statements, internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing their report. The Committee's responsibility is to monitor and oversee these processes.

    The Committee reviewed and discussed with management and Arthur Andersen LLP our consolidated financial statements for the fiscal year ended January 26, 2002. Management represented to the Committee that these financial statements were prepared in accordance with generally accepted accounting principles. The Committee discussed with Arthur Andersen the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

    Arthur Andersen also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with Arthur Andersen that firm's independence. During the fiscal year ended January 26, 2002, we paid to Arthur Andersen the following fees:

       Audit Fees: $169,000
       Financial Information Systems Design
         And Implementation Fees: none
       All Other Fees: $40,000

"All Other Fees" included $20,000 for benefit plan audits and $20,000 for an audit of one of Angelica's IT systems. The Committee concluded that the fees other than audit fees shown above were compatible with maintaining Arthur Andersen's independence.

    Based on the Committee's discussions with management and Arthur Andersen, and the Committee's review of the representation of management and the report of Arthur Andersen to Angelica, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended January 26, 2002 filed with the Securities and Exchange Commission.

    Submitted by the Audit Committee:

        David A. Abrahamson, Chairman           William A. Peck
        Alan C. Henderson                       Kelvin R. Westbrook

March 21, 2002

           COMPENSATION AND ORGANIZATION COMMITTEE REPORT
                     ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

    The objectives of our executive compensation programs are to motivate management to create shareholder value by making an executive's aggregate compensation generally commensurate with performance and the attainment of predetermined financial and strategic objectives. Our compensation plans are established with an appropriate balance of short-term and long-term incentives so as to attract and retain top quality executives. The Compensation and Organization Committee of the Board of Directors, which consists entirely of non-employee Directors, has overall responsibility to administer the executive compensation programs, policies and practices.

FACTORS CONSIDERED IN DETERMINING COMPENSATION

    In fiscal year 1999, we engaged Watson Wyatt & Associates, a nationally recognized expert on executive compensation, to review and assist in developing a compensation program that would motivate management in a manner consistent with the desire to increase shareholder value and that would be competitive within the marketplace in which we compete for executive talent. That study was updated in 2001. Based on this study, we developed an executive compensation program with total cash compensation consisting of both base salary and incentive compensation.

    An executive's base salary is established within a range deemed to be competitive with other companies that are considered to be our competitors for executive talent. In setting the base salary range for executives in our various operating divisions, the Committee considers compensation packages offered by companies in competitive markets, such as textile service companies, image apparel manufacturing companies and specialty retail companies.

    Since there are no companies with a mix of business lines substantially similar to ours, taken as a whole, the compensation packages for those officers who have responsibilities relating to all of our business lines are compared to the compensation packages of comparable officers of companies of similar size and complexity to us. For these officers, the Committee uses a variety of nationally published surveys in order to develop a median range of compensation. The surveys cover many companies (that are not necessarily the same companies included in the Value Line Industrial Services peer group utilized in the Stock Performance Graph) and deal with a variety of factors such as labor force, sales or revenue, location and market. Base salary is maintained within the target range developed by the surveys. Although factors such as location, experience and performance can affect where in the range total cash compensation falls, attempts are made to maintain total base salary at the median of the range.

INCENTIVE COMPENSATION

    Incentive compensation can range from 0 to 100% of an individual's base salary. The maximum amount which can be earned varies depending on the individual's grade level and area of responsibility. Only those individuals whose performance would have a measurable impact on shareholder value are eligible for incentive compensation. Generally, this includes the Chief Executive Officer, those officers who directly report to the Chief Executive Officer, and other employees who are no more than two reporting levels below the employees directly reporting to the Chief Executive Officer. In fiscal 2002, the ranges for those eligible for incentive compensation were from 0-25% to 0-100%. The Chief Executive Officer's range was 0-100% and all other executive officers named in the Summary Compensation Table are assigned a range of 0-80%.

    In order to earn incentive compensation, individual, as well as division and corporate goals, must be attained. Goals are established specifically to motivate the executive officers to increase earnings and shareholder value. In fiscal 2002, these goals included growth in earnings per share, growth in return on net assets and growth in revenues in addition to individual performance goals within the participant's area of responsibility. Corporate and division financial and revenue goals are set by the Chief Executive Officer with approval of the Committee. Individual goals are set by the participant's immediate superior.

    Since the Company's earnings per share in fiscal 2002 were below a threshold level for the payment of incentive compensation, the Chief Executive Officer and one of the executive officers named in the Summary Compensation Table did not receive any incentive compensation. On the basis of meeting division goals for fiscal 2002, two other executive officers named in the table received the following incentive compensation: Mr. Anderegg received $120,000 pursuant to his employment agreement, and Mr. Ryan received 67.2% ($146,116) of base salary as incentive compensation. Mr. Armstrong received a discretionary bonus of $15,000.

OTHER TYPES OF COMPENSATION RECEIVED BY EXECUTIVES

    The Committee believes that executives who own our common stock will be more motivated to work towards increasing shareholder value. The Stock Bonus and Incentive Plan allows the executive to elect to receive up to one-half of his or her annual incentive award in shares of common stock and provides a match by us of 50% of the amount elected, also payable in common stock, as incentive to own common stock. The plan requires that the common stock purchased be retained for three years after the election and that the shares subject to our match are subject to forfeiture for five years in the event that an executive's employment terminates, thus encouraging executives to continue to work for the long-term increase in the price of our common stock.

    To further encourage executives to work toward the growth of shareholder value, the Committee periodically awards stock options to various executives under our 1994 and 1999 Performance Plans. This gives executives the opportunity to buy common stock at option prices which, at the time of exercise, may be below the then-current market value. The option price is the fair market value on the date of grant. Options become exercisable ratably over three to five years, provided the executive remains employed. The grant of stock options is strictly discretionary; however, the executive's performance and grade level, as well as total grants outstanding, are considered in determining the amount of option grants. The amount an executive may realize from the option grants depends on the market price of the common stock at the time that the underlying stock is sold by the executive. After an option becomes exercisable, the decision of when to exercise an option and when to sell the underlying stock, thus realizing the value, is determined by each individual executive. For fiscal 2002, the following executive officers named in the Summary Compensation Table received the following option grants: Mr. Anderegg, 60,000 shares pursuant to his employment agreement; and Mr. Raab, 3,000 shares.

CEO COMPENSATION

    The Committee's general approach in establishing the Chief Executive Officer's annual cash compensation is to seek to be competitive with other companies of comparable size and business scope, while at the same time having a large percentage of his total cash compensation based upon performance criteria. While this may result in a fluctuation in the actual level of compensation from year to year, the Committee believes that its objective appropriately motivates the Chief Executive Officer toward clearly defined goals, while maintaining some certainty in the level of compensation through the non-performance-based salary portion of total compensation. The grant of options to Mr. Hubble in prior years, as well as his participation in the Stock Bonus and Incentive Plan, is in accordance with the Committee's philosophy that the Chief Executive Officer be encouraged to maintain a significant stock ownership position in order to align his interest with those of our shareholders.

    Mr. Hubble's incentive compensation for fiscal 2002 was set at 0 to 100% of his base salary, but he did not receive any incentive compensation for fiscal year 2002 because earnings per share in fiscal 2002 were below a threshold level for the payment of incentive compensation.

IRS LIMITS ON DEDUCTIBILITY OF COMPENSATION

    Although no executive officer currently receives in excess of $1,000,000 of compensation annually, the Committee's policy is to maximize the tax deductibility of executive compensation without compromising the essential framework of the existing total compensation program. The Committee may elect to forego deductibility for federal income tax purposes if such action is, in the opinion of the Committee, necessary or appropriate to further goals of the executive compensation program, or otherwise is in our best interests.

    Although the foregoing describes the Committee's current compensation policies applicable to the executive officers, the Committee reserves the right to change these policies at such time in the future and in such a manner as the Committee deems necessary or appropriate.

    Submitted by the Compensation and Organization Committee:

        Stephen M. O'Hara, Chairman               Alan C. Henderson
        Susan S. Elliott                          Charles W. Mueller

                     SUMMARY COMPENSATION TABLE

    The table below summarizes the amounts paid to the Chief
Executive Officer and each of the four next highest paid executive officers at the end of fiscal 2002.

                                                                                              LONG TERM
                                                                                             COMPENSATION
                                                                                        -----------------------
                                                      ANNUAL COMPENSATION                       AWARDS
                                          -------------------------------------------   -----------------------
                                                                   BONUS                RESTRICTED                    ALL OTHER
                                  FISCAL              -------------------------------     STOCK      SECURITIES        COMPEN-
                                   YEAR                           NONCASH     TOTAL       AWARDS     UNDERLYING        SATION
NAME AND PRINCIPAL POSITION       ENDING  SALARY(1)     CASH     ($)(2)(3)    BONUS     ($)(2)(3)    OPTIONS (#)       ($)(4)
---------------------------       ------  ---------   --------   ---------   --------   ----------   -----------      ---------
Don W. Hubble                     1/26/02 $434,000          --         --          --          --          --          $1,504
Chairman, President and           1/27/01  400,667    $ 52,888    $17,629    $ 70,517    $  8,814(2)   30,000           3,150
Chief Executive Officer           1/29/00  390,833          --         --          --          --      25,000           3,000

Paul R. Anderegg(5)               1/26/02  256,667     120,000         --     120,000     170,460(6)   60,000             240
Vice President. Also              1/27/01       --          --         --          --          --          --              --
President, Textile Services       1/29/00       --          --         --          --          --          --              --
segment

Theodore M. Armstrong             1/26/02  208,000      15,000         --      15,000          --          --           1,337
Senior Vice President--           1/27/01  203,333      20,130      6,710      26,840       3,355(2)   15,000           3,040
Finance & Administration          1/29/00  194,167          --         --          --          --      10,000           3,000
and Chief Financial Officer

Denis R. Raab                     1/26/02  185,083          --         --          --          --       3,000           1,344
Vice President. Also              1/27/01  178,750      35,000         --      35,000          --      15,000           2,998
President, Life Retail            1/29/00   77,628      25,000         --      25,000          --      12,000              --
Stores segment

Edward P. Ryan(7)                 1/26/02  210,640     146,116         --     146,116     174,000(8)       --              --
Vice President. Also,             1/27/01  213,031      50,110         --      50,110          --      15,000              --
Exec. Vice President,             1/29/00  199,938      40,000         --      40,000          --       4,000              --
Sales & Marketing, Textile
Services segment

-------

(1)    Includes participant deferrals under the Retirement Savings Plan.

(2)    Includes the value of shares issued under the Stock Bonus and Incentive Plan. Participants in the Stock Bonus
       and Incentive Plan may elect to receive up to 50% of their incentive compensation in shares of common stock in lieu of cash. These shares cannot be sold for three years. Participants

                                 14



       receive additional restricted shares of common stock with a fair market value equal to one-half of that portion of the incentive compensation which participants elected to take in common stock. Shares issued under the plan as additional shares become transferable in five years and are subject to forfeiture should the participant's employment terminate prior to the expiration of five years, except in the case of death, disability, retirement after the age of 62 or, alternatively, attainment of age 55 and completion of at least ten years of employment, or certain terminations after a change of control. The number of shares of common stock issued under the plan is computed based upon the fair market value of the common stock on the date of issuance. The value of shares which the participant received upon deferral of incentive compensation is reported under the "Bonus - Noncash" column, while the value of additional shares is reported under the
       "Restricted Stock Awards" column. None of the executive officers named in the table received shares upon deferral for fiscal 2002. Participants receive any dividends paid on shares issued under the Stock Bonus and
       Incentive Plan.

(3)    At the end of the last fiscal year, the following executive officers named in the table held the following number of shares of restricted stock: Mr. Hubble, 10,067 shares with an aggregate value of $124,831;
       Mr. Armstrong, 5,377 shares with an aggregate value of $66,675; Mr. Anderegg, 12,000 shares with an aggregate value of $148,800; and Mr. Ryan, 10,000 shares with an aggregate value of $124,000.

(4)    Includes contributions to the Retirement Savings Plan on behalf of each of the executive officers named in the table to match calendar 2001 participant deferrals (included under Salary) made by each to such plan.

(5)    Mr. Anderegg was hired as Vice President of Angelica and President of the Textile Services segment on
       February 1, 2001.

(6)    18,000 shares of restricted stock were issued to Mr. Anderegg on February 1, 2001, pursuant to his employment agreement. One-third of the shares vested immediately on February 1, 2001. The remaining shares vest in equal amounts over a two-year period and are forfeitable if Mr. Anderegg's employment terminates prior to vesting.
       Mr. Anderegg is entitled to receive any dividends paid on these shares.

(7)    Mr. Ryan assumed the position of Vice President--Sales and Marketing of Angelica on May 23, 2000 and
       Executive Vice President of Sales and Marketing and Interim President of the Textile Services segment on
       April 23, 2000. He served as Vice President of Marketing of the Textile Services segment from October, 1998 to April, 2000. Mr. Ryan completed his service as Interim President of the Textile Services segment on
       February 1, 2001.

(8)    15,000 shares of restricted stock were issued to Mr. Ryan on April 1, 2001. One-third of the shares vested immediately on April 1, 2001. The remaining shares vest in equal amounts over a two-year period and are forfeitable if Mr. Ryan's employment terminates prior to vesting for any reason other than death or disability. Mr. Ryan is entitled to receive any dividends paid on these shares.

         EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                 AND CHANGE-IN-CONTROL ARRANGEMENTS

EMPLOYMENT CONTRACTS

    Each of the current executive officers named in the Summary Compensation Table has an employment agreement. The employment agreement protects the executive officer from certain terminations of employment, both prior to and after a "triggering transaction." In the case of an executive who has responsibilities relating to all business lines, a triggering transaction is a sale or change in control of at least two of Angelica's three operating lines of business. In the case of an executive who has responsibility for one operating line of business, a triggering transaction is a sale or change in control of that operating line of business. In all cases the sale or change in control of the entire Company will constitute a triggering transaction. The employment agreements for all of the executive officers named in the Summary

Compensation Table provide that if, during the term of the employment agreement, a triggering transaction occurs and, within two years following the triggering transaction, Angelica terminates the executive officer's employment without "cause," or the executive officer terminates his employment for "good reason," Angelica or its successor will be required to pay to the executive officer 2.99 times the executive officer's then-current annual base salary.
Mr. Hubble's employment agreement provides that if, during the term of his employment agreement, a triggering transaction occurs and, within three years following the triggering transaction, Angelica terminates his employment without "cause," or he terminates his employment for "good reason," Angelica or its successor will be required to pay him 2.99 times his then-current annual base salary and then-current incentive bonus. In addition, all stock options (and, for Mr. Hubble only, all unvested and restricted stock under the Stock Bonus and Incentive Plan) held by the executive officers will vest and/or become unrestricted, as the case may be. In addition, Messrs. Armstrong and Hubble will be entitled to enhanced supplemental retirement and medical and health benefits without cost to them for a period of ten years after termination of their employment. Mr. Armstrong will also be entitled to enhanced supplemental deferred compensation benefits. These provisions also apply if, within six months following a termination by Angelica without "cause" or by the Executive Officer with "good reason," a triggering transaction occurs or a definitive agreement is executed that eventually results in a triggering transaction. The terms "good reason" and "cause" are defined in the employment agreements.

    The employment agreements also set out the employment arrangement if an executive's employment is terminated by Angelica without "cause" or by the executive for "good reason" prior to the occurrence of a triggering transaction. The executive officer shall be entitled to a continuation of his then-current base salary for a period of two years in the case of Mr. Hubble, and for a period of one year for the other executive officers. In the case of Mr. Hubble, medical and health benefits shall continue for a period of one year.

    If it is determined that any portion of the payments made to Mr. Hubble pursuant to his employment agreement would be subject to an excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, Angelica will make an additional cash payment sufficient to place him in the same after-tax position as he would have been in had no excise tax been imposed.

    Under the terms of a special retirement agreement with Mr. Hubble, Mr. Hubble will receive an annual retirement benefit starting at age
65 equal to $15,000 multiplied by the number of full years Mr. Hubble is employed. These benefits will be reduced by the amount of retirement benefits payable to Mr. Hubble under certain of Angelica's other retirement benefit plans.

MANAGEMENT RETENTION AND INCENTIVE PLAN

    Mr. Armstrong has an agreement with Angelica under the Management Retention and Incentive Plan that grants certain severance benefits in the event of certain terminations of employment after a change in control. If Mr. Armstrong's employment is terminated without "cause" or by Mr. Armstrong for "good reason," within two years after a change in control, Angelica or its successor will make a payment equal to 2.99 times his average annual compensation for the five full calendar years immediately preceding a change in control. Under this calculation, compensation is all wages, salary, bonuses, incentive compensation and all other amounts paid in consideration for services rendered, including all deferred compensation. In addition, the plan provides Mr. Armstrong with outplacement counseling and certain medical benefits and health insurance. Mr. Armstrong will also be relieved of all non-compete obligations.

    The different definitions of the term change in control in the Management Retention and Incentive Plan and the term triggering transaction in the employment agreement may result in payment under one arrangement but not the other, depending upon the circumstances. In the event a severance benefit is payable under both the employment agreement and the Management Retention and Incentive Plan, Mr. Armstrong will be entitled to the larger of the two amounts.

TRUST AGREEMENTS

    Two separate trusts have been established with UMB Bank, N.A. to fund certain benefits payable following a change in control to executive officers pursuant to certain employee benefit plans. In the event of a change in control or a potential change in control that is not approved by the Board of Directors, Angelica will be required to deposit in each trust an amount equal to the difference between the maximum amount potentially payable under the covered plans to all participants and the then-current value of the trust assets. Each trust can be revoked at any time prior to a change in control. The trust will terminate automatically on the third anniversary of the occurrence of the change in control. If the trust is revoked or terminated, all remaining trust assets will be returned to Angelica. If funds are deposited into a trust in connection with a potential change in control and an actual change in control does not occur within 90 days, the Board of Directors may direct that the deposit will be returned by the trust to Angelica. In the event of bankruptcy or insolvency, the assets of the trust will be subject to the claims of the general creditors of Angelica.

                          RETIREMENT PLANS

    Under Angelica's defined benefit pension plan, an employee earns benefits in any year equal to 0.25% of total compensation plus an additional 0.25% of that part of compensation which is in excess of one-half of the social security taxable-wage base, plus, for each year of employment in excess of 15 years, an additional 0.05% of total compensation. Reduced benefits are payable at early retirement. Estimated annual benefits under the plan payable upon normal retirement to the following executive officers are as follows: Mr. Hubble, $4,354; Mr. Anderegg, $15,004; Mr. Armstrong, $15,113; Mr. Raab, $15,957; and Mr. Ryan, $7,984. These figures assume that participants will remain employed until their normal retirement dates and will receive increases to their current compensation consistent with historical increases in compensation.

    Angelica also maintains a supplemental retirement benefit plan for a limited number of highly compensated officers and management personnel selected by the Compensation and Organization Committee. The "formula amount" of supplemental retirement benefit payable under this plan is determined by the Committee when the participant is invited to join the plan and is subject to increase at the Committee's discretion. Additionally, the Committee may, at its discretion, reduce the formula amount or "freeze" the then-vested benefit of certain participants. A full benefit is the participant's final average compensation multiplied by the formula amount (between 30% and 50%). A participant who has less than 30 years of service at retirement will receive a reduced amount of the otherwise fully vested formula amount, based on actual years of service. For the purposes of the supplemental plan, final average compensation means the average compensation paid during the three most highly compensated years of the participant's last five years of employment. Benefits are generally payable over 120 months beginning at age 65, but may extend for a period of up to 15 years. Any benefit payable under the supplemental plan will be reduced by benefits paid under the pension plan.

    Estimated annual benefits under the supplemental plan payable upon normal retirement over a ten-year period to the following executive officers are as follows: Mr. Hubble, $54,664; Mr. Anderegg, $47,090; Mr. Armstrong, $35,501; and Mr. Raab, $47,317.
Mr. Ryan does not participate in the plan. These figures reflect a reduction for the benefit payable under the pension plan (or predecessor plan), and assume that participants will remain employed until their normal retirement dates and will receive increases to their current compensation consistent with historical increases in compensation.

                           STOCK OPTIONS

    The 1994 and 1999 Performance Plans allow grants of stock options and other rights relating to common stock. In general, whether exercising stock options is profitable depends on the relationship between the common stock's market price and the option's exercise price, as well as on the option holder's investment decisions.

    The following table sets forth information concerning stock option grants made in fiscal year 2002 to the executive officers named in the Summary Compensation Table.

                                      OPTION GRANTS IN LAST FISCAL YEAR

                                                      INDIVIDUAL GRANTS
                                       -----------------------------------------------
                                                       % OF
                                       NUMBER OF      TOTAL
                                       SECURITIES    OPTIONS
                                       UNDERLYING   GRANTED TO   EXERCISE
                                        OPTIONS     EMPLOYEES    OR BASE
                                        GRANTED     IN FISCAL     PRICE     EXPIRATION       GRANT DATE
NAME                                     (#)(1)      YEAR(2)      ($/SH)       DATE     PRESENT VALUE ($)(3)
----                                   ----------   ----------   --------   ----------  --------------------
Don W. Hubble........................        --          --            --       --                  --
Paul R. Anderegg(4)..................    60,000       42.67         9.525    2/01/11          $154,890
Theodore M. Armstrong................        --          --            --       --                  --
Denis R. Raab(5).....................     3,000        2.13        10.95     8/28/11             8,903
Edward P. Ryan.......................        --          --            --       --                  --

-------
(1)    All options become exercisable ratably over four years and are subject to continued employment. All options were granted under the 1999 Performance Plan. The 1999 Performance Plan provides that in the event of a
       "change of control" all options become immediately exercisable and shall remain exercisable until the option would otherwise expire by reason of lapse of time.

(2)    Based on 140,600 options granted to employees during the fiscal year.

(3)    The fair market value of each option is estimated on the date of grant using the Black-Scholes option pricing model. The actual value, if any, an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the underlying stock is sold, so that there is no assurance the value realized by an executive officer will be at or near the value estimated by the Black-Scholes model. The
       Black-Scholes calculation assumed a risk-free rate of return of 5.17% based upon the ten-year treasury bill rate as of grant date, a dividend yield of 4.5% based upon average annual dividend yield for the prior ten years, an exercise term of ten years, a stock price volatility of 33.82% based upon average stock price volatility for the prior seven years, and no adjustments for transferability of risk or forfeiture of the options.

(4)    The grant to Mr. Anderegg becomes exercisable in four equal annual installments of 15,000 shares each, beginning on February 1, 2002, the anniversary date of the grant.

(5)    The grant to Mr. Raab becomes exercisable in four equal annual installments of 750 shares each, beginning on
       August 28, 2002, the anniversary date of the grant.

    The following table sets forth information concerning the exercise of stock options during fiscal 2002 and the fiscal year-end value of unexercised stock options for the executive officers named in the Summary Compensation Table.

                         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                               AND FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF         VALUE OF
                                                                    SECURITIES      UNEXERCISED
                                                                    UNDERLYING      IN-THE-MONEY
                                         SHARES                     OPTIONS AT       OPTIONS AT
                                       ACQUIRED ON                  FY-END (#)       FY-END ($)
                                        EXERCISE       VALUE       EXERCISABLE/     EXERCISABLE/
NAME                                       (#)      REALIZED ($)  UNEXERCISABLE   UNEXERCISABLE(1)
----                                   -----------  ------------  --------------  ----------------
Don W. Hubble........................      --            --       120,000/35,000  $36,562/109,687
Paul R. Anderegg.....................      --            --             0/60,000        0/156,000
Theodore M. Armstrong................      --            --        55,000/18,000   18,281/ 54,844
Denis R. Raab........................      --            --        11,750/18,250   18,281/ 58,369
Edward P. Ryan.......................      --            --        13,250/15,750   18,281/ 54,844

-------
(1)    Based upon the average of the high/low transaction prices as reported on New York Stock
       Exchange Composite Tape on January 25, 2002.

                      STOCK PERFORMANCE GRAPH

    The rules of the Securities and Exchange Commission require proxy statements to contain a performance graph comparing, over a five-year period, the performance of the common stock to the Standard & Poor's 500 Stock Index and to either a published industry or line-of-business index or a group of peer issuers. Angelica utilizes the Value Line Industrial Services Index for this second comparison.

                              [graph]

                                               1/31/97      1/31/98      1/31/99      1/31/00      1/31/01      1/31/02
                                               -------      -------      -------      -------      -------      -------
Angelica...................................      100          126           87           57           61           78
S&P 500....................................      100          127          168          184          180          149
Value Line Industrial Services.............      100          137          110          158          197          220

 (Assumes $100 invested on January 31, 1997 and that dividends are reinvested.)

              INFORMATION ABOUT SHAREHOLDER PROPOSALS

    If any shareholder wants to submit a proposal for inclusion in the proxy material for the 2003 Annual Meeting, it must be received by the corporate secretary by December 17, 2002. Proposals should be mailed to:

       Angelica Corporation
       424 South Woods Mill Road
       Chesterfield, MO 63017-3406
       Attention: Steven L. Frey, Secretary

    Proposals not in full conformity with the applicable rules of the Securities and Exchange Commission may be excluded from the proxy statement.

    In addition, under our by-laws, shareholder proposals, including nominations of candidates for Director, which are not included in the proxy statement may be considered at the meeting if the shareholder gives timely notice of the proposal or nomination in writing to the corporate secretary. To be timely, a shareholder's notice must be received by the corporate secretary not less than 60 days nor more than 90 days prior to the date of the meeting. However, if the notice of the meeting was mailed, or made public, less than 70 days before the date of the meeting, then shareholders may submit director nominations or other proposals to be presented at the meeting if proper notice is delivered to and received by our Secretary within 10 days after we mailed notice of the meeting or after we made the date of the meeting public. The shareholder's notice must include:

    * a brief description of each item of business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

    * the name and address, as they appear on Angelica's books, of the shareholder proposing such business;

    * the number of shares of common stock which are beneficially owned by the shareholder; and

    * any material interest of the shareholder in such business.

Any shareholder nomination concerning a Director candidate must be accompanied by:

    * the name and address of the shareholder and the number of shares of common stock owned by the shareholder; and

    * a statement from the candidate indicating his or her willingness to serve if elected and disclosing principal occupations or employment of the candidate over the past five years.

                 REQUESTS FOR COPIES OF FORM 10-K/A

    A copy of the Company's Annual Report on Form 10-K, as amended, as filed with the Securities and Exchange Commission (but without exhibits), will be furnished without charge to any shareholder upon written request to:

       Investor Relations
       Angelica Corporation
       424 South Woods Mill Road
       Chesterfield, MO 63017-3406

                                                          APPENDIX A

                              CHARTER
                               of the
             Audit Committee of the Board of Directors
                                 of
                        ANGELICA CORPORATION

I. ORGANIZATION / MEMBERSHIP

    The Audit Committee shall be composed of not less than three Directors, each of whom is independent of the management of Angelica and free of any relationship that, in the opinion of the Board of Directors, would interfere with his or her exercise of independent judgment as a Committee member. Each Committee member shall, in the judgment of the Board of Directors, be financially literate, and at least one member shall have accounting or related financial management expertise.

II. STATEMENT OF POLICY

    The Audit Committee provides assistance to the Board of Directors in fulfilling its responsibility to the shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices of Angelica and the quality and integrity of the financial reports of Angelica. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the Directors, the independent auditors, the internal auditors and the financial management of Angelica.

    Angelica's independent auditors are ultimately accountable to the Board of Directors and the Audit Committee. It is the Board's responsibility, upon recommendation of the Committee, to select, evaluate and, where appropriate, replace the independent auditors, and to ensure that they are performing their duties with objectivity and independence.

III. RESPONSIBILITIES

    In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Directors and shareholders that the corporate accounting and reporting practices of Angelica are in accordance with all requirements and are of the highest quality.

    In carrying out these responsibilities, the Audit Committee will:

    * Have regular meetings four times a year and such other special meetings as may be deemed necessary.

    * Annually review and recommend to the Directors the independent auditors to be selected to audit the financial statements of Angelica and its divisions and subsidiaries.

    * Meet with the independent auditors and financial management of Angelica to review the scope of the proposed audit for the current year, the proposed audit fees and the audit procedures to be utilized; and at the conclusion thereof, review such audit, including any comments or recommendations of the independent auditors, and elicit the judgments of the independent auditors about the quality of accounting principles applied to Angelica's financial reporting.

    * Review with the independent auditors, the internal auditors and the financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of Angelica, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper. Further, the Committee periodically shall review Angelica's Code of Conduct and annually monitor compliance with that Code of Conduct.

    * Review the internal audit function of Angelica including the independence and authority of its reporting obligations, the proposed audit plan for the coming year and the coordination of that plan with the independent auditors.

    * Receive, prior to each meeting, a summary of findings from completed internal audits and a progress report on the current internal audit plan, with explanations for any deviations from that plan.

    * Review, prior to issuance, the financial statements and footnotes to be included in the Annual Report on Form 10-K and in the Annual Report to Shareholders with financial management and the independent auditors and determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

    * Review, prior to issuance, with financial management and the independent auditors the unaudited financial statements and associated press release reporting results for the first, second and third fiscal quarters.

    * Provide opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of Angelica's financial, accounting and internal auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

    * Review and approve all relationships between the independent auditors and Angelica other than the audit of financial statements, with a view toward ensuring the objectivity and independence of those auditors. Annually, the Audit Committee will request and review a formal written statement from the independent auditors delineating relationships with and/or services to Angelica that may adversely affect the auditors' objectivity and independence, and will discuss with the Board of Directors any such relationship.

    * Submit a report of all meetings of the Audit Committee to, or discuss the matters discussed at each Committee meeting with, the Board of Directors.

    * Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

IV. ANNUAL REVIEW

    The Audit Committee annually will review and assess the adequacy of this Charter and determine whether any changes are advisable.
This Charter, and any subsequent amendments, will be presented to the Board of Directors for its approval.

As adopted 3/27/01 by the Board of Directors and As reviewed 3/21/02 by the Audit Committee

                           ANGELICA CORPORATION
                PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

Angelica Corporation encourages you to vote your shares electronically by telephone or through the internet. This will eliminate the need to return your proxy card. If you wish to vote by telephone or internet, have your proxy card in hand. You will be asked to enter a proxy control number which is located in the lower right-hand corner of your proxy card.

TO VOTE BY TELEPHONE:

Using a touch-tone telephone, call toll free 1-800-758-6973 and follow the recorded instructions.

TO VOTE BY INTERNET:

Log on to the internet and go to the website http://www.eproxyvote.com/agl and follow the instructions on the screen.

SHARES MAY BE VOTED BY TELEPHONE AND INTERNET 24 HOURS A DAY, 7 DAYS A WEEK
   UNTIL 5:00 P.M. CDT, MAY 28, 2002, THE DAY BEFORE THE ANNUAL MEETING.

IF YOU VOTE BY TELEPHONE OR INTERNET, THERE IS NO NEED TO RETURN YOUR PROXY
                                CARD BY MAIL.

TO VOTE BY MAIL:

Mark, sign and date the proxy card below. Detach the card and return it in the envelope provided.

IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET, DETACH PROXY CARD AND RETURN.


                            ANGELICA CORPORATION
      PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 29, 2002

    --------------------------------------------------------------------
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED
    --------------------------------------------------------------------
1.  ELECTION OF DIRECTORS to serve for three-year terms expiring in 2005:

           (01) Charles W. Mueller and (02) Dr. William A. Peck

/ / FOR all nominees listed.
/ / FOR all nominees listed except
                                  ---------------------------
/ / TO WITHHOLD AUTHORITY to vote for all nominees listed.

         The proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof in such manner as said proxies shall determine in their sole discretion.

THE ANNUAL MEETING WILL BE HELD AT THE SAINT LOUIS CLUB, 14TH FLOOR, 7701 FORSYTH BOULEVARD, CLAYTON, MISSOURI.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING, WHETHER
OR NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE, DETACH AND MAIL THE PROXY FORM BELOW, OR VOTE BY TELEPHONE OR INTERNET.




                        (Fold and Detach Here)

The undersigned hereby appoints Don W. Hubble and Steven L. Frey, and each of them, the proxy of the undersigned, each with power of substitution, to vote all shares which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Angelica Corporation to be held on May 29, 2002, and at any adjournment thereof; provided, however, that said shares shall be voted as specified on the reverse side hereof.

UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES LISTED.


                        Date:                                          , 2002
                             ------------------------------------------

                        -----------------------------------------------------

                        -----------------------------------------------------
                        SIGNATURE OF SHAREHOLDER(S)

                        (Please sign proxy exactly as name appears hereon. Joint owners should each sign personally. Corporate proxies should be signed by authorized officer. Executors, administrators, trustees, etc. should so indicate when signing.)

                        / / Check here if you plan to attend the meeting. PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE.

                              APPENDIX


     Page 19 of the Angelica printed Proxy contains a performance graph. The information contained in the graph appears in the table immediately following the graph.